U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 29, 2004

CASCADE NATURAL GAS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-7196	91-0599090
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

222 Fairview Avenue North, Seattle, Washington 98109
(Address of principal executive offices)

(206) 624-3900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

Renewal of Credit Facility:  On September 30, 2004, the registrant executed an Amended and Restated Agreement (the “Agreement”) with U. S. Bank National Association to renew and increase its existing bank loan commitment from $50 million to $60 million and extend the term of that loan commitment to October 1, 2007.  The Agreement amends an existing credit agreement between the registrant and U.S. Bank National Association dated December 10, 1999.  The Agreement commits U.S. Bank National Association to lend to the registrant certain amounts for certain time periods, as requested from time to time, at an interest rate based on LIBOR.  A standard fee was paid upon execution of the Agreement and a commitment fee, computed daily at an established rate based on the registrant’s current credit ratings of BBB+ by Standard & Poor’s and Baa1 by Moody’s, will be paid in arrears on a quarterly basis on any unused balances.

Incentive Compensation Plans:  On September 30, the registrant’s Board of Directors adopted the following three incentive compensation plans, each of which is effective as of October 1, 2004:

2005 Team Incentive Plan:  Only salaried employees of the registrant are eligible to participate in the 2005 Team Incentive Plan.  Payouts under this plan are funded based on the registrant’s earnings per share (EPS).  Payouts under this plan are determined based on EPS and operational measures. A management team of the registrant annually reviews these performance measures and payouts under this plan pursuant to those measures, and establishes new performance measures, as appropriate, based on the registrant’s objectives and performance targets related to each performance measure for that year.  The performance measures under this plan will be announced to eligible employees during the first week of December of 2004.  The midpoint payout under this plan is 4% of eligible pay and the range of payouts varies from 0 to 8%.

2005 401(k) Profit Sharing Plan:  Only salaried employees of the registrant are eligible to participate in the 2005 401(k) Profit Sharing Plan.  Payouts under this plan are funded based on the registrant’s EPS.  The midpoint payout under this plan is 4% of eligible pay, and the range of payouts varies from 0 to 8%.

2005 Key Performance Plan:  Only salaried employees in pay grade 9 (supervisor and professional level) and higher are eligible to participate in the 2005 Key Performance Plan.  This plan is funded based on the registrant’s EPS.  Payouts are determined by EPS (70%) and the achievement of certain key performance goals established for each participant (30%).  The CEO could earn an additional 50% of base salary if his midpoint targets were reached and up to 100% of base salary if the maximum achievement was reached.  For other officers, midpoint target achievement levels would result in awards of 20% to 45% of base pay with a maximum range for officers from 40% to 90% of base pay.  For non-officer participants, the range of payouts varies from 0 to 20%.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 29, 2004, the registrant’s Board of Directors elected W. Brian Matsuyama as Vice Chairman.   He will continue to serve as President and CEO  while a search is conducted for  the  new President and CEO.  The registrant’s Board of Directors has established an ad hoc committee to initiate a search to find a successor Chief Executive Officer.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2004, the registrant’s Board of Directors approved an amendment, effective September 29, 2004,  to the registrant’s Bylaws to create the position of Vice Chairman.

The Bylaw Amendment dated September 29, 2004 is attached hereto as Exhibit 3.2.

Item 5.05                                             Amendments to the Registrant’s Code of Ethics, or a Waiver of a Provision of the Code of Ethics.

On September 29, 2004, the registrant’s Board of Directors approved certain revisions to the registrant’s Employee Ethics Policy in order to make the Employee Ethics Policy more reader friendly and to add, for reference purposes, a copy of the Financial Code of Ethics For Senior Financial Executives and Financial Managers.

The foregoing is a brief summary of the Employee Ethics Policy and is qualified in its entirety by reference to the registrant’s Employee Ethics Policy attached hereto as Exhibit 14.1.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.

Description of Exhibit

3.2	Amendment to Restated bylaws dated September, 29, 2004

14.1	Employee Ethics Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE NATURAL GAS CORPORATION

Dated: October 5, 2004	By:	/s/ J. D. Wessling
J. D. Wessling
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description of Exhibit

3.2	Amendment to Restated Bylaws dated September 29, 2004

14.1	Employee Ethics Policy